EXHIBIT 23.1

                                     CONSENT

         We hereby consent to the references to this firm and our opinions in the Pre-Effective Amendment No. 1 to the Registration Statement on Form SB-2 filed by Greater Atlantic Financial Corp, Inc. (the "Company"), and all amendments thereto, relating to the offering of the Company's common stock.



                                                  MULDOON, MURPHY & FAUCETTE LLP
                                                  ------------------------------
                                              /s/ Muldoon, Murphy & Faucette LLP




Dated this 2nd day of
June, 1999